CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Kranem Corp. (d/b/a Learningwire.com) (the "Company") on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen Smith, acting in the capacity as the Chief Executive Officer, and I, Michael Grove, acting in the capacity as the Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stephen Smith
     Stephen Smith
     Chief Executive Officer
     March 31, 2010

/s/ Michael Grove
     Michael Grove
     Principal Financial Officer
     March 31, 2010